Exhibit (d)(4)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

EQUINITI TRUST COMPANY, LLC

(Exact name of trustee as specified in its charter)

New York	13-3439945
(State of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

6201 15th Avenue, Brooklyn, New York	11219
(Address of principal executive offices)	(Zip Code)

Paul H. Kim

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

(718) 921-8183

(Name, address and telephone number of agent for service)

Great Elm Capital Corp.

(Exact name of obligor as specified in its charter)

Maryland	81-2621577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

% Notes due 2028

(Title of the Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Department of Financial Services

One State Street

New York, NY 10004-1511

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.

Items 3-15 are not applicable because, to the best of the trustee’s knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended (the “Act”) and 17 C.F.R. 229.10(d).

Exhibit	Exhibit Title
T-1.1	A copy of the Articles of Organization of the Trustee, as amended to date
T-1.2	A copy of the Certificate of Authority of the Trustee to commence business
T-1.4	Limited Liability Trust Company Agreement of the Trustee
T-1.6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939
T-1.7	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Equiniti Trust Company, LLC, a limited liability trust company organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 24th day of July, 2023.

EQUINITI TRUST COMPANY, LLC
Trustee

By:	/s/ Paul H. Kim
Name: Paul H. Kim
Title: Assistant General Counsel

EXHIBIT T-1.1

AMENDED AND RESTATED ORGANIZATION CERTIFICATE

OF AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

UNDER SECTION 8007 OF THE BANKING LAW

We, the undersigned, MARTIN G. FLANIGAN and DAVID BECKER, being respectively the President and Secretary of American Stock Transfer & Trust Company, LLC (the “Company”), do hereby certify that:

1.	The name of the Company is “American Stock Transfer & Trust Company, LLC”.

2.	The organization certificate of the Company (the “Organization Certificate”) was approved by the Office of the Superintendent of Bank of the State of New York on May 30, 2008.

3.	The Organization Certificate is hereby amended and restated (a) to change the name of the Company to “Equiniti Trust Company, LLC”, as set forth in Article FIRST; (b) to change the address of the Company’s principal office consistent with a change of location previously approved by the Office of the Superintendent of Financial Services of the State of New York on January 17, 2013, as set forth in Article SECOND; and (c) to change the term of existence of the Company to be perpetual, as set forth in Article FIFTH; and, as so amended, the Organization Certificate is hereby restated to read as herein set forth in full:

“FIRST:	The name by which the limited liability trust company is to be known is Equiniti Trust Company, LLC.

SECOND:	The place where its principal office is to be located is 6201 15th Avenue, Borough of Brooklyn, City of New York, County of Kings, and State of New York.

THIRD:	The amount of its capital contributions is to be Five Million Dollars ($5,000,000), and the number of units into which such capital contributions are to be divided is five million (5,000,000) units with a par value of $1.00 each.

FOURTH:	The limited liability trust company is to have only one class of members. Each member shall share the same relative rights, powers, preferences, limitations, and voting powers.

FIFTH:	The term of existence of the limited liability trust company is to be perpetual.

SIXTH:	The number of directors of the limited liability trust company shall not be less than seven nor more than fifteen.

SEVENTH:	The limited liability trust company is to exercise the powers conferred by Section 100 of the Banking Law. The limited liability trust company shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.”

4.	The foregoing Amended and Restated Organization Certificate was authorized by the unanimous written consent of the sole member of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have subscribed this Amended and Restated Organization Certificate this 30th day of June, 2023.

/s/ Martin G. Flanigan
Martin G. Flanigan, President

/s/ David Becker
David Becker, Secretary

EXHIBIT T-1.2

Whereas, the Articles of Organization of AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, of New York, New York, have heretofore been duly approved and said AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC has complied with the provisions of Chapter 2 of the Consolidated Laws,

Now Therefore I, David S. Fredsall, as Deputy Superintendent of Banks of the State of New York, do hereby authorize the said AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC to transact the business of a Limited Liability Trust Company, at 59 Maiden Lane, Borough of Manhattan, City of New York within this State.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of the Banking Department, this 30th day of May in the year two thousand and eight.

/s/ David S. Fredsall
Deputy Superintendent of Banks

EXHIBIT T-1.4

EXHIBIT T-1.6

July 24, 2023

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, Equiniti Trust Company, LLC hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

Very truly yours,

EQUIINITI TRUST COMPANY, LLC

By:	/s/ Paul H. Kim
Name: Paul H. Kim
Title: Assistant General Counsel

EXHIBIT T-1.7

American Stock Transfer & Trust Company, LLC - FDIC Certificate Number: 27156

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2022

FFIEC 051
Page 14 of 63
RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions:					
a. Noninterest-bearing balances and currency and coin (1)			0081	104	1.a.
b. Interest-bearing balances (2)			0071	11,767	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	0	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	0	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	0	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases held for investment	B528	0			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	0			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	0	4.d.
5. Trading assets			3545	0	5.
6. Premises and fixed assets (including capitalized leases)			2145	9,508	6.
7. Other real estate owned (from Schedule RC-M)			2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	366,858	10.
11. Other assets (from Schedule RC-F) (6)			2160	49,613	11.
12. Total assets (sum of items 1 through 11)			2170	437,850	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	0	13.a.
(1) Noninterest-bearing (8)	6631	0			13.a.1.
(2) Interest-bearing	6636	0			13.a.2.
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (9)			B993	0	14.a.
b. Securities sold under agreements to repurchase (10)			B995	0	14.b.
15. Trading liabilities			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	5,027	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (11)			3200	0	19.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8 Includes noninterest-bearing, demand, time, and savings deposits.
9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10 Includes all securities repurchase agreements, regardless of maturity.
11 Includes limited-life preferred stock and related surplus.

Reporting Period: December 31, 2022

American Stock Transfer & Trust Company, LLC - FDIC Certificate Number: 27156

Schedule RC—Continued

FFIEC 051
Page 15 of 63
RC-2

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	25,252	20.
21. Total liabilities (sum of items 13 through 20)	2948	30,279	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	1,016,914	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	0	25.
26. a. Retained earnings	3632	(609,343)	26.a.
b. Accumulated other comprehensive income (1)	B530	0	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	407,571	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	407,571	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	437,850	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2021	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: December 31, 2022